UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2008
Federal Signal Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-693	36-1063330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On April 23, 2008, the Board of Directors of Federal Signal Corporation (the “Company”) elected Joseph R. Wright, by consent, to the company’s Board of Directors. Mr. Wright has been appointed to Director Class I and he is an independent director for purposes of Sarbanes-Oxley and New York Stock Exchange requirements.
Wright, 69, is currently chairman of the board and director of Intelsat Ltd., the world’s leading provider of commercial satellite services. In addition to his responsibilities at Intelsat, Wright is a director/advisor of Scientific Games and Terremark Worldwide, and he is a member of the President’s National Security Telecommunications Advisory Committee, the Department of Defense’s Business Board and Science Board task force on interoperability, and the FCC’s Network Reliability and Interoperability Council. Previously, he had been chairman and director of GRC International Inc., co-chairman of Baker & Taylor Holdings, Inc., EVP, vice chairman, and director of W. R. Grace & Company, president of Citicorp Retail Services, and a partner of Booz, Allen and Hamilton. In the 1980’s he served in the U.S. Government under President Reagan as Director of the Federal Office of Management and Budget and a member of the Cabinet, and earlier as Deputy Secretary of Commerce. He was later appointed to the President’s Export Council by President George H.W. Bush as Chairman of the Export Control Sub-Committee.
A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(c)	Exhibits
99.1	Federal Signal Corporation Press Release Dated April 23, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL SIGNAL CORPORATION
Dated: April 28, 2008	By:	/s/ Paul Brown
Paul Brown
Vice President and Controller

EXHIBIT INDEX

Exhibit No	Description
99.1	Press Release Dated April 23, 2008